EXHIBIT 5.1


                                April 14, 1999


U S Liquids Inc.
411 N. Sam Houston Parkway East
Suite 400
Houston, TX 77060

      Re:   Post Effective Amendment No. 3 to Registration Statement on Form S-3

Gentlemen:

      We have acted as counsel to U S Liquids Inc., a Delaware corporation (the "Company"), in connection with Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-34875) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 1,318,188 shares of the Company's common stock, par value $.01 per share. All terms used and not defined herein shall have the meanings set forth in the Registration Statement.

      This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

      We are familiar with the Registration Statement and have reviewed the Company's Certificate of Incorporation and Bylaws, each as amended and restated. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

      On the basis of the foregoing, we are of the opinion that:

      1. The 318,188 shares of common stock to be sold by the selling stockholders other than Sanifill, Inc. are validly issued, fully paid and non-assessable.

                                                                  April 14, 1999
                                                                          Page 2

      2. The 1,000,000 shares of common stock issuable upon the exercise of the warrant issued by the Company to Sanifill, Inc. will, upon issuance and delivery against payment therefor in accordance with the terms of such warrant, be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. By giving this consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                                    Very truly yours,

                                    HARTZOG CONGER & CASON